UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 2, 2006


                         ALLIED MOTION TECHNOLOGIES INC.

             (Exact Name of Registrant as Specified in Its Charter)



         Colorado                     0-04041                 84-0518115
----------------------------   -------------------------- ---------------------
(State or other jurisdiction   (Commission File Number)      (IRS Employer
    of Incorporation)                                     Identification No.)



              23 Inverness Way East, Ste. 150, Englewood, CO    80112
              (Address of Principal executive offices)       (Zip Code)



        Registrant's telephone number, including area code 303-799-8520



                                 NOT APPLICABLE

          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17CFT230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b)

[_] Pre-commencement communications pursuant to Rule 13e-4(C) under the Exchange Act (17CFR240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

     On August 8, 2006, Allied Motion Technologies Inc. issued a press release reporting its results of operations for the second quarter ended June 30, 2006. A copy of the press release is attached hereto as Exhibit 99.1.

     The information set forth in Items 2.02 and 9.01 of this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and is not incorporated by reference into any filings of Allied Motion Technologies Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 5.02.    Election of Director.

     On August 2, 2006, the Board of Directors of Allied Motion Technologies Inc. appointed Richard S. Warzala to serve as director. The Board of Directors had previously increased the size of the board from six to seven members.

     Mr. Warzala has served as President and Chief Operating Officer of the Company since May 2002. He will serve as a director until the next annual meeting of shareholders or until a successor shall have been elected and qualified.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

         Exhibit 99.1      Allied Motion Technologies Inc.
                           Press Release dated August 8, 2006.


                                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                ALLIED MOTION TECHNOLOGIES INC.

Date: August 8, 2006            /s/ Richard D. Smith
                                -------------------------------
                                Richard D. Smith
                                Chief Executive Officer and
                                Chief Financial Officer